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                                                                  EXHIBIT 4.11
                                                                [CONFORMED COPY]


                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of December 29, 1994, by and among Rockefeller Center Properties, Inc., a Delaware corporation (the "Company"), Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC") and Whitehall Street Real Estate Limited Partnership V ("Whitehall").

                                    RECITALS

          WHEREAS, the Company, the lenders party thereto (the "Lenders") and GSMC, as Agent, have entered into a Loan Agreement (the "Loan Agreement"), dated as of December 18, 1994, providing for the making of certain loans by the Lenders (the "Loans") in the aggregate principal amount of $150,000,000 to be evidenced by certain floating rate notes, due 2000 (the "Notes", which term shall include any security issued by the Company pursuant to Section 5.09 of the Loan Agreement); and

          WHEREAS, the Company and Whitehall have entered into a Debenture Purchase Agreement (the "Debenture Purchase Agreement"), dated as of December 18, 1994, providing for the issuance by the Company and the purchase by Whitehall of Debentures (the "Debentures", which term shall include any security issued by the Company pursuant to Section 5.09 of the Debenture Purchase Agreement) in the aggregate principal amount of $75 million.

          WHEREAS, this Agreement is being entered into as a condition to the making of the Loans and the purchase of the Debentures of the Loan Agreement and Debenture Purchase Agreement to facilitate the resale by GSMC and Whitehall and their successors and assigns of the Notes and Debentures, respectively;

          NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


          1. CERTAIN DEFINITIONS.

          1.1. As used in this Agreement, the following terms shall have the following respective meanings:

     (a) "BUSINESS DAY" means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York or the State in which the

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principal corporate trust office of any trustee under an Indenture is located.

     (b) "COLLATERAL TRUST AGREEMENT" means the Collateral Trust Agreement, dated as of December 29, 1994, from the Company to Bankers Trust Company, as Corporate Trustee, and Gary Vaughan, as Individual Trustee.

     (c) "COMPANY" has the meaning specified in the first paragraph to this agreement.

     (d)  "COMPANY SECURITIES" has the meaning specified in Section 2.1(g).

     (e)  "CUT BACK NOTICE" has the meaning specified in Section 2.1(d).

     (f) "DEBENTURE PURCHASE AGREEMENT" has the meaning specified in the Recitals.

     (g)  "DEBENTURES" has the meaning specified in the Recitals.

     (h)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (i) "HOLDERS" means the holders from time to time of the Notes or Debentures.

     (j)  "LENDER" has the meaning specified in the Recitals.

     (k)  "LOAN AGREEMENT" has the meaning specified in the Recitals.

     (l)  "LOANS" has the meaning specified in the Recitals.

     (m)  "NOTES" has the meaning specified in the Recitals.

     (n)  "PIGGY BACK REGISTRATION STATEMENT" has the meaning specified in
Section 2.2.

     (o)  "PIGGYBACK REGISTRATION RIGHTS" has the meaning specified in
Section 2.2.

     (p) "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering made pursuant to Section 2.1 or 2.2 of any of the Company's securities covered by such Registration Statement and by all other amendments and supplements to such

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prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     (q)  "REGISTERED SECURITIES" has the meaning specified in Section 3.1.

     (r)  "REGISTRATION DEMAND" has the meaning specified in Section 2.1.

     (s) "REGISTRATION STATEMENT" means any registration statement of the Company pursuant to Section 2.1 or 2.2 filed under the Securities Act that covers any of the Company's securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement.

     (t)  "REPRESENTATIVE" has the meaning specified in Section 3.8.

     (u) "SAR AGREEMENT" means the SAR Agreement dated as of December 18, 1994 between the Company and Chemical Bank, as agent.

     (v)  "SEC" means the Securities and Exchange Commission.

     (w)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (x)  "SHELF REGISTRATION" has the meaning specified in Section 2.1(c)(i).

     (y) "SHELF REGISTRATION STATEMENT" has the meaning specified in Section 2.1(c)(i).

     (z)  "60 DAY EFFECTIVE DATE" has the meaning specified in Section
2.1(c)(i).

     (aa) "TAKEDOWN" has the meaning specified in Section 2.1(c)(ii).

     (bb) "WARRANT AGREEMENT" means the Warrant Agreement dated as of December 18, 1994 between the Company and Chemical Bank, as agent.

          2.   REGISTRATION RIGHTS.

          2.1. DEMAND REGISTRATION. (a) The Holders of (i) at least 5% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding shall

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have the right to request in writing that the Company effect a registration of such Holders' Notes or Debentures, as the case may be, pursuant to the provisions of this Section 2.1 or (ii) at least 1% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Notes or Debentures, as the case may be, pursuant to a Takedown under this Section 2.1 (each such request, a "Registration Demand"). A Registration Demand shall specify the principal amount of Notes or Debentures that each such Holder proposes to sell in the offering. If no Shelf Registration Statement (as defined in Section 2.1(c)(i) below) shall be effective as of the date of the Registration Demand, the demanding Holders may elect to have the Company register such Notes or Debentures in accordance with either Section 2.1(c)(i) or
Section 2.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Notes or Debentures, as the case may be, pursuant to Section 2.1(c)(ii). The Holders of Notes and the Holders of Debentures may each make four Registration Demands pursuant to Sections 2.1(c)(i) and 2.1(d) and four Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 2.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with Section 3.3 and thereafter the Holders may make an unlimited number of Registration Demands for which such requesting Holders shall pay and bear all costs and expenses.

          (b) Upon receipt of a Registration Demand (other than for a Takedown), the Company shall give written notice thereof to all of the other Holders of Notes or Debentures, as the case may be, at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders of Notes or Debentures, as the case may be, shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Notes or Debentures, as the case may be, in such Registration Statement. Upon receipt of a Registration Demand that is a Takedown, a Representative of such selling holders shall give written notice thereof to all of the Holders of Notes or Debentures, as the case may be, at least three Business Days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other such Holders shall have the right, within one Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Notes or Debentures, as the case may be, in such Registration Statement.

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          (c)  (i)  As promptly as practicable and in no event later than
60 days after the Company receives a Registration Demand electing to register Notes or Debentures pursuant to this Section 2.2(c)(i), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all of the Notes or Debentures, as the case may be, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"). The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 60 calendar days after the filing (the "60 Day Effective Date") and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of (x) the third anniversary of the Registration Demand and (y) notification by all of the requesting Holders that such Holders have sold all of the Notes or Debentures, as the case may be, owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein (x) as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment (but excluding any periodic reports required to be filed with the SEC under the Exchange Act) so that such Holders through the Representative(s) have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

          (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders of Notes or Debentures pursuant to which such Holder is deemed to have elected to register Notes or Debentures pursuant to an existing Shelf Registration Statement (a "Takedown"), the Company shall file a Prospectus or any necessary supplement to a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action that necessitates the Company's participation is required to effect a sale of Notes or Debentures, as the case may be, pursuant to an effective Shelf Registration Statement, each selling holder agrees to provide the Company with at least three Business Days' notice of its intention to sell Notes or Debentures pursuant to the Shelf

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Registration Statement; PROVIDED, HOWEVER, that the Company shall have the right to postpone any such sale for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would, in connection with such sale, be required to disclose in such Registration
Statement (or any prospectus supplement to be used in connection therewith) information not otherwise then required by law to be publicly disclosed and
(ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company.

          (d) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Notes or Debentures pursuant to this Section 2.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of such Notes or Debentures in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Notes or Debentures, as the case may be, of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 2.1(a) and 2.1(b); PROVIDED, HOWEVER, that, if the requested registration involves an underwritten offering, the Notes or Debentures, as the case may be, to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to Section 2.1(g).

          The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Notes or Debentures, as the case may be, for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

          (e) The Representative(s) shall determine the method of distribution of Notes or Debentures pursuant to a Registration Demand.

          (f) If a Registration Demand involves an underwritten offering, Goldman, Sachs & Co. shall be the managing underwriter for such offering unless Goldman, Sachs & Co. declines such engagement, in which event, the Representative(s) shall select the managing underwriter; PROVIDED that such managing underwriter so selected shall be reasonably satisfactory to the Company.

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          (g)  In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Securities"), the provisions of this Section 2.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the principal amount of Company Securities and the principal amount of Notes or Debentures, as the case may be that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the number of Company Securities and Notes or Debentures, as the case may be, requested to be registered shall be reduced in the following order until the principal amount of securities to be registered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Company Securities and second, the Notes or Debentures, as the case may be, in proportion to the respective principal amount of Notes or Debentures, as the case may be, that each Holder has requested to be registered.

          (h) No Registration Demand relating to Notes or Debentures (other than a Takedown) may be made until the expiration of six months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior Registration Demand relating to Notes or Debentures, respectively.

          (i) The Company shall not be obligated to file a Registration Statement relating to any Registration Demand (other than a Takedown) unless the requests by the Holders for such registration cover 5% or more of aggregate principal amount of Notes or Debentures, as the case may be, then outstanding.

          2.2. PIGGYBACK REGISTRATION RIGHTS. (a) If the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any debt securities of the Company, the Company shall give written notice to all the Holders of Notes and Debentures at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Notes or Debentures in such Registration Statement ("Piggyback Registration Rights").

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          (b)  In the event that the proposed offering is an underwritten offering covering debt securities to be offered for the account of Company Securities, the provisions of this Section 2.2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate principal amount of Company Securities and the principal amount of Notes or Debentures that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the principal amount of Company Securities, Notes and Debentures requested to be registered shall be reduced in the following order until the principal amount of securities to be offered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Notes and Debentures in proportion to the respective principal amount of Notes and Debentures that each Holder has requested to be registered and second, the Company Securities.

          (c) The provisions of this Section 2.2 shall not be applicable in connection with (i) a registration statement filed by the Company pursuant to
Section 2.1 or (ii) a transaction in which a registration statement is filed by the Company on Form S-4 or any successor forms.

          2.3. COMPANY'S ABILITY TO POSTPONE REGISTRATION RIGHTS. (a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand Registration for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company; PROVIDED, HOWEVER, that such 90-day period shall be deducted from the six-month interval allowed between Registration Demands pursuant to Section 2.1(h).

          (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback Registration Rights, the Board of Directors of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Notes or

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Debentures of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Notes or Debentures of Holders requesting inclusion in such registration.

          (c) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 2.3, specifying the reasons therefor.

          2.4. HOLDER WITHDRAWAL RIGHTS. The Company shall withdraw from registration any Notes and Debentures on request of a Holder thereof; PROVIDED that, in the case of a Registration Demand under Section 2.1, a Demand Registration shall be deemed to have been made for the purpose of the number of such Demands permitted to be made under Section 2.1(a) if the Company shall have incurred $50,000 in expenses relating to such Demand Registration at such time as such Holder makes such withdrawal. The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Notes and/or Debentures by a Holder, the principal amount of Notes and Debentures remaining subject to such Registration Statement is less than 5% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding, unless (i) the Company is also registering securities on such Registration Statement for its own account or (ii) if such Registration Statement relates to securities other than for the account of the Company.


          3.   REGISTRATION PROCEDURES.

          3.1. COVENANTS OF THE COMPANY APPLICABLE TO ALL REGISTRATION STATEMENTS. This Section 3.1 applies to all Registration Statements filed by the Company and referred to in Section 2.1 or 2.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder of Notes or Debentures participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

          (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and

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     confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC,
     (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes,
     (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by
     Section 3.1(i) cease to be true and correct and (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

          (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity to comment prior to its being filed with the SEC any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus but excluding any periodic reports required to be filed with the SEC pursuant to the Exchange
     Act).

          (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all

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     exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

          (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to
     Section 3.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

          (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration Statement not then listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on any national securities exchange if, in either case, so requested by (i) Whitehall with respect to the Debentures for so long as it is a holder of Debentures or (ii) GSMC with respect to the Notes for so long as it is a holder of Notes, or if requested by the managing underwriter.

          (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

          (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Notes or Debentures, as the case may be; the absence of material legal or governmental proceedings involving the Company; the absence of a breach by the Company of, or a default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Notes or Debentures as the case may be; the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities Act; the security interest created by the Collateral Trust Agreement and a statement that, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporate by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
     Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

               In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" of, or shall have a "conflict of interest" with, the Company (each such term as defined in Schedule E to the By-Laws of the National Association of Securities Dealers ("NASD")), and such broker-dealer shall underwrite debt securities of the Company or participate as a member of an underwriting syndicate or selling group or otherwise "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the NASD) thereof, whether as a holder of such debt securities of the Company or as an underwriter, a placement or sales agent or a broker or dealer in respect of such debt securities or otherwise, the Company shall assist such broker-dealer, in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such

     Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such debt securities to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the maximum public offering price of such debt securities, (2) paying the fees and expenses of any such qualified independent underwriter and indemnifying the qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 3.4 hereof, and (3) providing to such broker-dealer such information concerning the Company and its affiliates, officers, directors, employees and securityholders as may be required in order for such broker-dealer to comply with the requirements of Schedule E to the NASD Bylaws and Section 44 of the Rules of Fair Practice.

          (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

          (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.9, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

          (m) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 3.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

          (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Notes or Debentures, as the case may be, upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law).

          (o) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities
     Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

          (q) (i) Prior to or at the time the Registration Statement becomes effective, the Company will prepare and qualify a trust indenture relating to the Notes or Debentures, as the case may be (an "Indenture"), under the Trust Indenture Act of 1939. In the event that any modification or amendment to such Indenture is required by such Act or the rules and regulations thereunder or by the staff of the SEC in order so to qualify the Indenture, the Company shall without delay solicit consents of holders (as defined in such Indenture) in the manner and with the effect provided by such Indenture, pursuant to which such holders shall be asked to consent to such modifications or amendments, but only such modifications or amendments, as shall be so required. In connection with any such solicitation, the Company shall recommend that Holders of Notes or Debentures, as the case may be, consent to such modifications or amendments. Notwithstanding the foregoing, in the event that such modifications or amendments may be effected without the consent of such Holders pursuant to the applicable provisions of the Indenture, the Company shall use its best efforts to effect such modifications or amendments without such consent.

               (ii) In the event that any such amendment or modification involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.


          3.2. COVENANTS OF THE SELLING HOLDERS. (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings.

          (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

          (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

          (d) Each selling holder agrees to provide the Company, upon receipt of its request, with such information about the selling holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

          3.3. REGISTRATION EXPENSES. (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to Section 2.1 or 2.2, including, without limitation:

          (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

          (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

          (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 3.3(b);

          (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

          (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 3.1(g) and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey; and

          (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 3.1(h).

          (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Representative(s) and shall be reasonably satisfactory to the Company.

          (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

          3.4. INDEMNIFICATION. (a) In connection with each registration pursuant to Section 2.1 or 2.2, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the selling holders and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that, with respect to any selling holder or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such selling holder or underwriter or agent, respectively, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) The obligations of the Company under Section 3.4(a) and of the selling holders under Section 3.4(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, PROVIDED that the indemnified party shall be entitled to participate in the defense of such action with counsel chosen by it, the fees and expenses of which, subject to the next sentence, shall be paid by the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for (i) the Company, its officer, directors and controlling persons as a group, (ii) the selling holders and their controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          3.5. CONTRIBUTION. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this
Section 3 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering) and (ii) each of the selling holders and the Company is responsible for an equal portion of the balance.

          (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

          3.6. REPRESENTATIONS, WARRANTIES AND INDEMNITIES TO SURVIVE. The indemnity and contribution agreements contained in this Section 3 and the representations and warranties of the Company referred to in Section 3.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

          3.7. RULE 144. The Company covenants that it will continue to file the reports required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Debentures or Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes or Debentures, as the case may be, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Notes or Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          3.8. PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Holder of Notes or Debentures may participate in any underwritten offering hereunder unless:

          (a) Such Holder executes a power of attorney appointing one or more (up to three) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the Notes or Debentures, as the case may be, proposed to be sold by all selling holders. Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

          (b) Such Holder directly through its Representative enters into an underwriting agreement with the Company, the other selling holders, any selling securityholders and the underwriters, which underwriting agreement shall comply with the provisions of this Section 3.

          (c) Such Holder executes all questionnaires and other documents required by the underwriting agreement to be executed by such Holder.

          3.9. LOCK-UP AGREEMENTS. (a) The Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company, in the case of any registration pursuant to Section 2.1, for a period of 90 days from the effective date of any Registration Statement.

          (b) Each Holder whose Notes and/or Debentures are covered by a Registration Statement filed pursuant to Section 2.1 or 2.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (except such Notes and/or Debentures covered by such Registration Statement) for a period of 90 days from the effective date of any Registration Statement.

          (c) The lock-up agreements set forth in Sections 3.9(a) and 3.9(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.

          4.   MISCELLANEOUS.

          4.1. NO INCONSISTENT AGREEMENTS. The Company covenants and agrees that it shall not grant registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Agreement. The Company is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any person, other than the Warrant Agreement and the Stock Appreciation Rights Agreement.

          4.2. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

          4.3. NOTICES. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 1270 Avenue of the Americas, New York, New York 10020, Attention: Secretary; if to GSMC, to it at 85 Broad Street, New York, New York 10004; if to Whitehall, to it at 85 Broad Street, New York, New York 10004; and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          4.4. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any holder of Notes or Debentures shall acquire Notes or Debentures, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Notes or Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes or Debentures such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Notes or Debentures subject to all of the terms hereof.

          4.5. SURVIVAL. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Notes or Debentures, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Notes and Debentures pursuant to the Loan Agreement and Debenture Purchase Agreement and the transfer and registration of Notes or Debentures by such holder.

          4.6. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          4.7. HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          4.8. AMENDMENTS. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least 75 percent in aggregate principal amount of the Notes or Debentures, as the case may be, at the time outstanding. Each holder of any Notes or Debentures, as the case may be, at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 4.8, whether or not any notice, writing or marking indicating such amendment or waiver appears on such Notes or Debentures, as the case may be, or is delivered to such holder.

          4.9. INSPECTION. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Notes and Debentures shall be made available for inspection and copying on any business day, on reasonable notice, by any holder of Notes or Debentures, as the case may be, at the offices of the Company at the address thereof set forth in Section 4.3.

          4.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.


                         ROCKEFELLER CENTER PROPERTIES, INC.



                              By:\s\ Richard M. Scarlata
                                 -----------------------
                                 Richard M. Scarlata
                                 President


                         GOLDMAN SACHS MORTGAGE COMPANY

                              By:  Goldman Sachs Real Estate
                                   Funding Corp., General Partner

                                   By:\s\ Steven T. Mnuchin
                                      ---------------------
                                      Steven T. Mnuchin
                                      President


                         WHITEHALL STREET REAL ESTATE LIMITED
                         PARTNERSHIP V

                              By:  WH Advisors, L.P. V, General
                                   Partner


                                   By:  WH Advisors, Inc. V,
                                        General Partner


                                        By:\s\ Ralph F. Rosenberg
                                           ----------------------
                                           Ralph F. Rosenberg
                                           Vice-President